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                                                                  EXHIBIT 4.1
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                        SECURITIES PURCHASE AGREEMENT
                        -----------------------------

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 1995, between ANDREA ELECTRONICS CORPORATION, a New York corporation (the "Company"), and SOCIETE GENERALE, a bank existing under the laws of France ("Purchaser").

                             W I T N E S S E T H:

     WHEREAS, the Company proposes to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, U.S. $2,198,000 aggregate principal amount of the Company's 15% Convertible Subordinated Debentures Due 1997 (the "Notes") on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

     SECTION 1.01.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the
                    -------------------
following terms shall have the following meanings:

     "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person.

     "Closing" has the meaning set forth in Section 2.02.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the common stock, $.50 par value per share, of the Company.

     "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Governmental Authority"  means any  federal, state  or other  political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Securities Act.

     "Legend" has the meaning set forth in Section 4.02(h).

     "Material Adverse Effect" has the meaning set forth in Section 3.01.

                                     1
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     "Non-U.S. Person" means a Person that is not a U.S. Person.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

     "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, between the Company and Purchaser, as such Registration Rights Agreement may be modified or amended from time to time pursuant to its terms.

     "SEC Reports" means the Company's Annual Report on Form 10-K for the year ended December 31, 1994, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1995, the Company's Current Reports on Form 8-K dated May 5, 1995 and October 20, 1995 and the Company's Proxy Statement dated May 4, 1995.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Transaction  Documents"   means,  collectively,  this   Agreement,  the
Registration Rights Agreement and the Notes.

     "United States" has the meaning ascribed to such term in Rule 902(p) of Regulation S under the Securities Act.

     "U.S. Person" has the meaning ascribed to such term in Rule 902(o) of Regulation S under the Securities Act.


                                 ARTICLE II

                              SALE AND PURCHASE
                              -----------------

     SECTION 2.01.  AGREEMENT TO SELL AND TO PURCHASE; PURCHASE PRICE.  On
                    -------------------------------------------------
the terms and subject to the conditions set forth in this Agreement, (i) the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase and accept from the Company, U.S. $2,198,000 aggregate principal amount of Notes at a purchase price equal to 90.9918% of the aggregate principal amount thereof, payable in immediately available funds (the "Purchase Price"). A copy of the form of Note is attached as Exhibit A hereto and the terms thereof are hereby expressly incorporated by reference herein.

     SECTION 2.02.  CLOSING.  The closing of the sale and purchase of the
                    -------
Notes (the "Closing") shall be  deemed to take place concurrently with
the execution and delivery of this  Agreement by the parties hereto.   At the
Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall execute, issue and deliver the Notes to Purchaser; (ii) Purchaser shall pay the Purchase Price by wire transfer to the account designated by the Company in writing prior to the Closing; (iii) the Company shall pay the expenses set forth in Section 6.02 hereof by wire transfer to the account designated by Purchaser in writing prior to the Closing; provided that if the
                                                         --------
Company and Purchaser so agree, such expenses may be netted against the Purchase Price; (iv) the Company and Purchaser shall execute and deliver the Registration Rights Agreement; (v) the Company shall deliver to Purchaser a certificate executed by the secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes and the reservation and issuance of the Conversion Shares upon conversion of the Notes), which authorization shall be in full force and effect on and as of the date of such certificate, and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; and (vi) Brown & Wood,
                                      2
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as  counsel  to  the  Company, shall  deliver  to  Purchaser  an opinion, dated the date of the Closing and addressed to Purchaser, in form and substance acceptable to Purchaser.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               ---------------------------------------------

     As a material inducement to Purchaser to purchase the Notes, the Company hereby represents and warrants to Purchaser that on and as of the date hereof:

     SECTION 3.01.  ORGANIZATION AND STANDING.  The Company is a corporation
                    -------------------------
duly organized, validly  existing and in good standing  under the laws of the State of New York and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary, to own its properties and assets and to carry on its business as it is now being conducted and proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company (a "Material Adverse Effect").

     SECTION 3.02.  SECURITIES OF THE COMPANY.  The authorized Capital Stock
                    -------------------------
of the Company consists of 10,000,000 shares of Common Stock, of which 3,201,461 shares are outstanding. Except as set forth in the SEC Reports, the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Notes and all of the Conversion Shares have been duly and validly authorized. When issued against payment therefor as provided in this Agreement, the Notes will be validly issued and will constitute valid and enforceable obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity). When issued upon conversion of the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. A sufficient number of shares of Common Stock has been duly reserved and will remain available for issuance upon conversion of the Notes. Except as set forth in the SEC Reports, there are no outstanding options, warrants, agreements, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind. Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's organizational and other governing documents or any agreement or other instruments to which the Company is a party or by which the Company or its properties or assets are bound. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

     SECTION 3.03.  AUTHORIZATION; ENFORCEABILITY.  The Company has the
                    -----------------------------
corporate  power and  authority to  execute, deliver  and  perform the terms and provisions of each of the Transaction Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Transaction Documents and to consummate the transactions contemplated thereby. No other corporate proceedings on the part of the Company are necessary and no consent of the shareholders of the Company is required for the valid execution and delivery by the Company of the Transaction Documents and the performance and consummation by the Company of the transactions contemplated thereby. The Company has duly executed and delivered each of the Transaction Documents. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                                      3
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     SECTION 3.04.  NO VIOLATION; CONSENTS.  (a)  The execution, delivery
                   ----------------------
and performance by the Company of the Transaction Documents and the consum-mation of the transactions contemplated thereby do not and will not
(i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company, or (iii) violate any provision of the organizational and other governing documents of the Company.

     (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby, except for those consents or authorizations previously obtained and those filings previously made.

     SECTION 3.05.  SECURITIES ACT REPRESENTATIONS.  The Company is a
                    ------------------------------
"reporting  issuer"  as  that  term  is defined  in  Rule  902(1)  of
Regulation S under the Securities Act. No form of general or public solicitation or advertising was used by the Company or any Person acting on its behalf in connection with the offer or sale of the Notes. Neither the Company nor any Person acting on its behalf has (i) offered Notes to any Person (including Purchaser) in the United States or offered or sold Notes to or for the account or benefit of any U.S. Person or (ii) made any "directed selling efforts" (as defined in Rule 902(b) of Regulation S under the Securities Act) in the United States with respect to the Notes. The Company has not sold and will not sell any Notes in this offering other than the Notes being sold to Purchaser hereunder. Assuming the accuracy of Purchaser's representations pursuant to Section 4.02 hereof, the sale of the Notes hereunder is, and the issuance of the Conversion Shares upon conversion of the Notes will be, exempt from the registration requirements of the Securities Act.

     SECTION 3.06.  SOLVENCY; NO DEFAULT.  (a)  The Company is, and upon
                    --------------------
giving effect to  the transactions contemplated hereby  will be, Solvent  (as
defined  below).   "Solvent"  means  that, as  of  the  date of
determination, (i) the then fair saleable value of the assets of the Company exceeds the then total amount of its debts and other liabilities (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing and anticipated debts as they become absolute and matured, (iii) final judgments against the Company in pending or threatened actions for money damages will not be rendered at a time when, or in an amount such that the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote) and the earliest reasonable time at which such judgments would be rendered), and (iv) the Company does not have unreasonably small capital with which to engage in its present or anticipated business.

     (b) The Company is not, and immediately after the consummation of the transactions contemplated hereby will not be, in default under or with respect to its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07.  NO BROKERS.  No broker, finder, agent or similar
                    ----------
intermediary  is entitled  to any  broker's,  finder's, placement  or
similar  fee  or  other  commission  in  connection   with  the  transactions
contemplated hereby based on any agreement, arrangement or understanding with the Company.

     SECTION 3.08.  FINANCIAL CONDITION; NO ADVERSE CHANGES.  (a)  The
                    ---------------------------------------
audited financial statements of the Company and the related notes thereto as at December 31, 1994 reported on by Raich Ende Malter Lerner & Co., independent accountants, copies of which have heretofore been furnished to Purchaser, present fairly the financial condition, results of operations and cash flows of the Company at such dates and for the periods set forth

                                      4
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therein.  The unaudited  balance sheets, statements  of operations, and cash flows for the period ended September 30, 1995 (such audited and unaudited financial statements collectively, the "Financial Statements"), copies of which have heretofore been furnished to Purchaser, present fairly the financial condition and results of operations and cash flows as at such dates and for the periods set forth therein. All of the Financial Statements, including the related schedules and notes thereto (if any), have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of the Closing, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly
stated therein.   During the period from September  30, 1995 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

     (b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (c) Since September 30, 1995, there has been no development or event, nor any prospective development or event known to the Company, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending or, to the best knowledge of the Company, threatened, or any action of any Governmental Authority, which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.09.  USE OF PROCEEDS; FEDERAL REGULATIONS.  No part of the
                    ------------------------------------
net proceeds from the sale of the Notes will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 3.10.  DISCLOSURE.  The representations and warranties of the
                    ----------
Company in this Agreement and the statements contained in the SEC Reports and the schedules, certificates and exhibits furnished to Purchaser by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The Company hereby acknowledges that Purchaser is and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making its investment decision with respect to the Notes and Conversion Shares and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of Notes and Conversion Shares.


                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 -------------------------------------------

     Purchaser hereby acknowledges, represents and warrants to the Company as follows:

     SECTION 4.01.  AUTHORIZATION; ENFORCEABILITY; NO VIOLATIONS.  (a)
                    --------------------------------------------
Purchaser is a bank, duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby.

     (b)  The  execution, delivery  and  performance  by  Purchaser  of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not violate any provision of (i)
Purchaser's organizational documents and (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which Purchaser is subject.  Purchaser has duly executed and delivered this Agreement.
Assuming the due execution
                                      5
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hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     SECTION 4.02.  SECURITIES ACT REPRESENTATIONS; LEGENDS.  (a)  Purchaser
                    ---------------------------------------
understands that (i) the offering and sale of the Notes to be issued and sold sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) neither the Notes nor the Conversion Shares have been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act or if an exemption from such registration requirements is available; and (iii) except to the extent provided in the Registration Rights Agreement, the Company is not required to register any resale of the Notes or the Conversion Shares under the Securities Act.

     (b) The Notes to be acquired by Purchaser pursuant to this Agreement are being acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof or of Conversion Shares issuable upon conversion of the Notes in violation of the Securities Act or any other securities laws which may be applicable.

     (c) Purchaser is not an affiliate of the Company (as such term is defined in the Securities Act).

     (d)  Purchaser is a Non-U.S. Person.

     (e) Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Notes; (ii) believes that its investment in the Notes is suitable for it based upon its objectives and financial needs, and Purchaser has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Notes; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Notes or the Conversion Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into, and has no present intention to and will not, for so long as it owns any Notes or Conversion Shares, purchase, sell or enter into, any put option, short position or similar arrangement with respect to the Common Stock, or any intention to settle any such option, position or understanding with any Conversion Shares.

     (f) No oral or written representations have been made to Purchaser by or on behalf of the Company in connection with the offering and sale of the Notes hereunder other than those set forth in the SEC Reports, the Notes or as set forth herein, and Purchaser is not subscribing for the Notes as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

     (g) At the time the buy order for the Notes being purchased hereunder was originated, Purchaser was outside of the United States.

     (h) Purchaser acknowledges that Regulation S of the Securities Act restricts the transferability in the United States of securities, such as the Notes and Conversion Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, and that, subject to Section 5.02 below, the certificates representing the Notes and the Conversion Shares will bear a legend in substantially the following form by which Purchaser and each subsequent holder of such securities will be bound (the "Legend"):

     "THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  HAVE
     NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933,
     AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. BY

     ACQUIRING THE SECURITIES  REPRESENTED BY  THIS CERTIFICATE,
     THE HOLDER (1) REPRESENTS THAT EITHER (X) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THIS SECURITY IN AN OFFSHORE
     TRANSACTION OR (Y) IT IS A PERSON DESCRIBED IN CLAUSE (B)
     WHICH HAS ACQUIRED THIS SECURITY SUBSEQUENT TO THE DATE OF ORIGINAL ISSUANCE THEREOF; (2) AGREES THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF EXCEPT (A) TO ANDREA ELECTRONICS CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF PARAGRAPHS (1), (2), (3) OR (7) OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY
     OTHER AVAILABLE  EXEMPTION FROM THE REGISTRATION REQUIREMENTS
     OF THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3)
     AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION
     HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH
     REGISTRATION.   IN CONNECTION WITH ANY SUCH PROPOSED TRANSFER,
     THE COMPANY  MAY REQUIRE THAT THE PROPOSED  TRANSFEROR   AND
     TRANSFEREE FIRST FURNISH THE COMPANY SUCH CERTIFICATES AND REPRESENTATIONS AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN
     EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED
     HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED  STATES"
     AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS  ASSIGNED TO
     THEM IN REGULATION S UNDER THE SECURITIES ACT."

     (i) Purchaser acknowledges that as the Common Stock is currently listed on a national securities exchange, Rule 144A under the Securities Act may not be available with respect to resales of the Notes or the Conversion Shares.

     SECTION 4.03.  NO BROKERS.  No broker, finder, agent or similar
                    ----------
intermediary  is  entitled  to any  broker's,  finder's,  placement or
similar  fee  or  other  commission  in  connection  with  the   transactions
contemplated hereby based on any agreement, arrangement or understanding with Purchaser.


                                  ARTICLE V

                           COVENANTS OF THE COMPANY
                           ------------------------

     SECTION 5.01.  EXEMPTION FROM REGISTRATION.  The Company will not make
                    ---------------------------
any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Notes hereunder and for the issuance of Conversion Shares upon conversion of the Notes from the registration requirements under the Securities Act or under the securities or blue sky laws of any jurisdiction
in  which  such  offer, sale  or  issuance  is made.    Without  limiting the
generality of the foregoing, the Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any securities similar in tenor to the Notes or any Common Stock or right to acquire any securities similar in tenor to the Notes or any Common Stock during the period commencing the date of the Closing and ending one hundred and thirty five (135) days thereafter, except for the shares of Common Stock issuable upon conversion of the Notes.

     SECTION 5.02.  SPECIAL TRANSFER PROVISIONS.  The following provisions
                    ---------------------------
shall apply with respect to any proposed transfer of Notes or Conversion Shares prior to the date which is three (3) years from the Closing (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time):

     (a) With respect to any such proposed transfer of Notes or Conversion Shares to any Institutional Accredited Investor that is a U.S. Person, the Company or any transfer agent then acting with respect to the Notes or the Common Stock, as the case may be, shall register the transfer whether or not such Notes or Conversion Shares bear the Legend, if the proposed transferee has delivered to the Company or the transfer agent, as appropriate, a certificate containing certain representations with respect to such proposed transferee's status as an Institutional Accredited Investor and with respect to compliance with applicable provisions of the Securities Act (substantially in the form of Exhibit B hereto).

     (b) With respect to any such proposed transfer of Notes or Conversion Shares to any Non-U.S. Person, the Company or any transfer agent then acting with respect to the Notes or the Common Stock, as the case may be, shall register the transfer whether or not such Notes or Conversion Shares bear the Legend, if the proposed transferee has delivered to the Company or the transfer agent, as appropriate, a certificate containing certain representations with respect to such proposed transferee's status as a Non-U.S. Person and with respect to compliance with the provisions of Regulation S under the Securities Act (substantially in the form of Exhibit B hereto).

     (c) Upon the transfer as provided in paragraphs (a) and (b) above of Notes or Conversion Shares not bearing the Legend, the Company or the transfer agent, as the case may be, shall deliver certificates for such securities that do not bear the Legend. Upon the transfer of Notes or Conversion Shares bearing the Legend, the Company or the transfer agent, as the case may be, shall deliver only certificates for such securities bearing the Legend unless (i) such transfer is after the date which is three (3) years from the date of the Closing (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time); (ii) there is delivered to the Company or the transfer agent, as the case may be, a certificate of the transferor substantially in the form of Exhibit C to the effect that neither the Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; or (iii) such Notes or Conversion Shares have been sold pursuant to an effective registration statement under the Securities Act.

     SECTION 5.03.  RULE 144; CURRENT INFORMATION.  For so long as any Notes
                    -----------------------------
or Conversion Shares are outstanding, the Company will (i) file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further actions as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell Notes and Conversion Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144, under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish Purchaser with all reports, proxy statements and registration statements which the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with the foregoing requirements.

     SECTION 5.04.  RESERVATION OF CONVERSION SHARES.  The Company shall at
                    --------------------------------
all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Conversion Shares from time to time as the Notes become convertible pursuant to their terms.

     SECTION 5.05.  STOCK LISTING.  The Company shall endeavor to have the
                    -------------
Conversion Shares approved for listing, prior to issuance, upon the American Stock Exchange or upon such other national securities exchange or the Nasdaq National Market or any similar system of automated dissemination of securities prices upon which the Common Stock is listed or traded at the time of issuance of such Conversion Shares.


                                  ARTICLE VI

                                MISCELLANEOUS
                                -------------

     SECTION 6.01.  PRESS RELEASES AND ANNOUNCEMENTS.  No party hereto shall
                    --------------------------------
issue any press release or  make any other public announcement related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to all parties.

     SECTION 6.02.  EXPENSES.  Except as otherwise expressly provided for
                    --------
herein, the Company will pay all of its and all of the Purchaser's expenses (including attorneys' fees and expenses) up to $25,000 in connection with the negotiation of the Transaction Documents, the performance of the obligations of each thereunder, and the consummation of the transactions contemplated thereby (whether consummated or not). Such Purchaser's expenses shall be payable at the Closing and may be netted against the Purchase Price otherwise payable by the Purchaser.

     SECTION 6.03.  NOTICES.  All notices, demands, requests, consents,
                    -------
approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Andrea Electronics Corporation, 11-40 45th Road, Long Island City, New York 11101, Attention: Patrick Pilch, Facsimile No.: (718) 784-8457; with copies (which shall not constitute notice) to: Brown & Wood, One World Trade Center, New York, New York 10048,
Attention: Alan L. Jakimo, Esq., Facsimile No.: (212) 839-5599; and (ii) if to Purchaser, to: Societe Generale, Tour Societe Generale, 17 Cours Valmy, Paris, La Defense 92987, France, Attention: Marc Litzler, Facsimile No.:
(011) 33-1-42134770; with copies (which shall not constitute notice) to: (l) Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Guillaume Pollet, Facsimile No. (212) 278-5467; and (2) Dorsey & Whitney P.L.L.P., 350 Park Avenue, New York, New York 10022, Attention: J. Eric Maki, Esq., Facsimile No.: (212) 888-0018. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

     SECTION 6.04.  ENTIRE AGREEMENT.  This Agreement (together with the
                    ----------------
other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

     SECTION 6.05.  AMENDMENT AND WAIVER.  This Agreement may not be amended,
                    --------------------
modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.


     SECTION 6.06.  ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.  This
                    ----------------------------------------
Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company, on the one hand, or Purchaser, on the other hand, without the prior written consent of the other party hereto; provided that Purchaser may assign or delegate its rights,
        --------
duties  and  obligations  hereunder to  any  Affiliate  of Purchaser.
Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

     SECTION 6.07.  SEVERABILITY.  This Agreement shall be deemed severable,
                    ------------
and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     SECTION 6.08.  FURTHER ASSURANCES.  Each party hereto, upon the request
                    ------------------
of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

     SECTION 6.09.  TITLES AND HEADINGS.  Titles, captions and headings of
                    -------------------
the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     SECTION 6.10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                    -------------
INTERPRETED UNDER,  AND CONSTRUED  IN ACCORDANCE  WITH, THE  INTERNAL
LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS-OF-LAW THEREOF.

     SECTION 6.11.  COUNTERPARTS.  This Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

                           (signature page follows)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                              ANDREA ELECTRONICS CORPORATION



                              By:
                                  ----------------------------------------
                              Name:
                                  ----------------------------------------
                              Title:
                                  ----------------------------------------

                              SOCIETE GENERALE



                              By:
                                  ----------------------------------------
                              Name:
                                  ----------------------------------------
                              Title:

                                   ---------------------------------------

                                                                     EXHIBIT A
                                                                     ---------

                        ANDREA ELECTRONICS CORPORATION
                       ------------------------------

               15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. BY ACQUIRING THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE HOLDER (1) REPRESENTS THAT EITHER (X) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION OR (Y) IT IS A PERSON DESCRIBED IN CLAUSE (B) WHICH HAS ACQUIRED THIS SECURITY SUBSEQUENT TO THE DATE OF ORIGINAL ISSUANCE THEREOF; (2) AGREES THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF EXCEPT (A) TO ANDREA ELECTRONICS CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF PARAGRAPHS (l), (2), (3) OR (7) OF RULE 50l(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. IN CONNECTION WITH ANY SUCH PROPOSED TRANSFER, THE COMPANY MAY REQUIRE THAT THE PROPOSED TRANSFEROR AND TRANSFEREE FIRST FURNISH THE COMPANY SUCH CERTIFICATES AND REPRESENTATIONS AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Certificate No. ____                                         U.S. $__________

FOR  VALUE RECEIVED,  ANDREA  ELECTRONICS  CORPORATION,  a  corporation  duly organized and existing under the laws of the State of New York (the "Company"), hereby promises to pay to Societe Generale, or registered assigns, the principal sum of $__________ on June 23, 1997, and to pay interest thereon in the manner set forth on the reverse hereof from December 22, 1995 at the rate of 15% per annum until the principal hereof is paid or made available for payment. Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                                       ANDREA ELECTRONICS CORPORATION



                                        By:
                                            ------------------------------
                                        Name:     Patrick Pilch
                                        Title:    Executive Vice President,
                                        Chief Financial Officer

                             REVERSE OF DEBENTURE

                       ANDREA ELECTRONICS CORPORATION
                       ------------------------------
              15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

THIS DEBENTURE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION AS TO THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS DEBENTURE, THE HOLDER OF THIS DEBENTURE MAY CONTACT THE CHIEF FINANCIAL OFFICER OF ANDREA ELECTRONICS CORPORATION AT 11-40 45TH ROAD, LONG ISLAND CITY, NEW YORK, NEW YORK 11101.

1.   ISSUANCE.  This Debenture is one of a duly authorized issue of
     --------
Debentures of the Company designated as its 15% Convertible
Subordinated Debenture Due 1997 in an aggregate face amount of $2,198,000.

2.   INTEREST.  The Company promises to pay interest on the principal
     --------
amount of this Debenture at the rate of 15% per annum. Interest on this Debenture will accrue from December 22, 1995 until payment in full of the principal amount hereof has been made or duly provided for and will be based on the actual number of days and months elapsed and computed on a 360-day year consisting of twelve 30-day months. Interest shall be payable in arrears on the earlier to occur of (i) the date of conversion to Common Stock (as defined in Section 4 below) as provided herein of all or a portion of this Debenture (if this Debenture shall be converted in part, then interest only with respect to the portion of this Debenture so converted shall be payable at such time) and (ii) June 23, 1997 (the "Maturity Date"). Interest on this Debenture is payable to the holder of this Debenture registered on the books of the Company (the "Holder") at the option of the Company in the form of either (i) such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or (ii) the number of full shares of Common Stock which the amount of interest payable would entitle the Holder to acquire based upon a price per share equal to the Conversion Price (as defined in Section 4 below). The Company shall notify the Holder in writing within three (3) business days of the date Notice of Conversion by the Holder is received by the Company or three business days prior to the Maturity Date, as applicable, of the form in which the Company elects to pay accrued interest. In the event the Company fails to timely provide such notice, payments of interest shall be in Common Stock.

3.   PRINCIPAL.  On the Maturity Date, upon surrender of this Debenture by
     ---------
the Holder to the Company, the Company shall pay to the Holder the outstanding principal amount hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, together with accrued interest on such outstanding principal amount as set forth in Section 2 above.

4.   CONVERSION.
     ----------

     (a)  Conversion Price; Amount.  Subject to this Section 4, the Holder
          ------------------------
of this Debenture has the right to convert this Debenture, in whole or from time to time in part, into shares of common stock, par value
 .50 per share, of the Company (the "Common Stock"). The price at which the Holder may convert this Debenture (or any portion thereof) into shares of Common Stock (the "Conversion Price") shall be the lesser of (i) $12.375 (the "Maximum Conversion Price") and (ii) the Closing Price (as defined below) of the Common Stock on the Date of Conversion (as defined below); provided, however, that in no event shall the Conversion Price be less than $5.625 (the "Minimum Conversion Price"). The "Closing Price" with respect to the per share price of Common Stock on any day means the last reported bid price regular way on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such national market system, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose. In lieu of any fractional share

                       ANDREA ELECTRONICS CORPORATION
                       ------------------------------
               15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

of Common Stock to which the Holder would otherwise be entitled upon conversion of this Debenture (or portion thereof), the number of shares of Common Stock issuable upon conversion of this Debenture shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion Price, the Holder's calculation shall be deemed conclusive absent manifest error.

     The Holder of this Debenture shall be entitled to convert (i) up to one-quarter of the aggregate original principal amount of this Debenture into Common Stock at any time beginning 45 days following the date of original issuance of this Debenture (or any predecessor security), (ii) up to an additional one-quarter of the aggregate original principal amount of this Debenture into Common Stock at any time beginning 75 days following the date of original issuance of this Debenture (or any predecessor security), (iii) up to an additional one-quarter of the aggregate original principal amount of this Debenture into Common Stock at any time beginning 105 days following the date of original issuance of this Debenture (or any predecessor security) and
(iv) up to the entire original principal amount of this Debenture into Common Stock at any time beginning 135 days following the date of original issuance of this Debenture (or any predecessor security). The last date on which this Debenture may be converted is three (3) business days prior to the Maturity Date. Subject to the foregoing, the Holder may convert a portion of this Debenture into Common Stock at any time if the portion converted (exclusive of accrued interest with respect thereto) is equal to or exceeds $10,000.

     Notwithstanding any other provision of this Section 4, as of any date prior to the Maturity Date, the aggregate number of shares of Common Stock into which this Debenture and all other Debentures held by the Holder of this Debenture and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as defined in the U.S. Securities Exchange Act of 1934, as amended) by such Holder and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date.

     (b)  Mechanics of Conversion.  To convert this Debenture (or a
          -----------------------
portion thereof) the Holder must (i) complete and sign the Notice of Conversion set forth as Exhibit A to this Debenture (the "Notice of Conversion") and deliver the Notice of Conversion to the Company as herein provided and (ii) on or prior to the date on which delivery of Common Stock is required to be made hereunder, (x) deliver this Debenture, duly endorsed, to the Company and (y) pay any transfer or similar tax if required. The Holder shall surrender this Debenture and the Notice of Conversion to the Company (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Company of the facsimile of the Notice of Conversion, provided that this Debenture is received by the Company within five (5) business days thereafter. The Company shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Debenture has been received by the Company or, if this Debenture has been lost, stolen or destroyed, the Holder executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Debenture.

     The Company shall cause the Transfer Agent to issue and deliver within two (2) business days after delivery to the Company of this Debenture to the Holder of this Debenture at the address of the Holder on the books of the Company or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is required to deliver this Debenture, duly endorsed, within five (5) business days after the Date of Conversion, if this Debenture is not received by the Company within ten (10) business days after the Date of Conversion, the Notice of Conversion shall become null and void.

                     ANDREA ELECTRONICS CORPORATION
                     ------------------------------

             15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

	Following conversion of this Debenture, or a portion thereof, the principal, together with the interest payable on this Debenture, or portion thereof so converted, will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding. In the event this Debenture is converted in part, the Company will issue to the Holder a new Debenture in a principal amount equal to the portion of this Debenture not converted.

     (c)  Reservation of Stock Issuable Upon Conversion.  The Company
          ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Debenture and all other securities of the Company convertible or exchangeable into Common Stock.

     (d)  Adjustment to Maximum Conversion Price and Minimum Conversion
          -------------------------------------------------------------
          Price.
          -----

          (i) If, prior to the conversion of the entire principal amount of this Debenture, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Maximum Conversion Price and Minimum Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Maximum Conversion Price and Minimum Conversion Price shall be proportionately increased, in each case, such that the Holder of this Debenture will have the right to receive upon conversion of this Debenture the number of shares of Common Stock (or other shares of Capital Stock) of the Company (notwithstanding the limitation set forth in the third paragraph of Section 4(a)) which such Holder would have been entitled to receive had the Holder converted this Debenture immediately prior to such action.

          (ii) If, prior to the conversion of the entire principal amount of this Debenture, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the Company or the same or another class or classes of stock or securities of the Company or another entity, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Debenture (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture such that the provisions hereof (including, without limitation, provisions for adjustment of the Maximum Conversion Price and the Minimum Conversion Price and of the number of shares issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Debenture. The Company shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holder of this Debenture such shares of stock and/or securities as the Holder of this Debenture is entitled to receive upon conversion in accordance with the foregoing.

         (iii) In addition to the adjustments set forth above, if the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities other than Common Stock, then the Maximum Conversion Price and the Minimum Conversion Price shall be adjusted in such a manner as shall be agreed to by the Company and the Holder as shall fairly preserve the economic rights and benefits of the Holder as contemplated by this Debenture. In the event that within 15 days

                     ANDREA ELECTRONICS CORPORATION
                     ------------------------------

             15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

of any such event, the Company and the Holder do not reach an agreement as to the appropriate adjustment, the Company shall retain, and pay for, a nationally recognized investment bank or accounting firm to determine the appropriate adjustment as soon as possible, but in any event not later than 45 days from the date of such event.

     No adjustment shall be required for cash dividends or distributions except to the extent that any such cash dividend or distribution made on any date would, upon payment, cause the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of all such dividends and distributions which have occurred on such date and during the 365-day period immediately preceding such date (other than any dividends or distributions in respect of which an adjustment to the Maximum Conversion Price and the Minimum Conversion Price pursuant to this Section 4(d) had previously been made) exceed the product of (x) .20 times (y) the Closing Price on the record date for such most recent dividend or distribution times (z) the number of shares of Common Stock outstanding on such date.

       (iv) In the event that the Company shall at any time after the date of this Agreement (i) issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the Closing Price on the date of issue, or (ii) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Closing Price of the Common Stock on the date of issue, the Maximum Conversion Price and the Minimum Conversion Price to be in effect after the date of such issuance shall be adjusted by multiplying each of the Maximum Conversion Price and the Minimum Conversion Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or the aggregate initial conversion price of the convertible securities so to be issued would purchase at the Closing Price on the date of such issue and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the subscription price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such shares or option, rights or warrants (or portions thereof) expire without being issued, each of the Maximum Conversion Price and the Minimum Conversion Price shall again be adjusted to reflect such occurrence.

     (v) If any adjustment under this Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

5.   SUBORDINATION.
     -------------

     (i) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder of this Debenture, by acceptance hereof, covenants and agrees, that payment of the principal of and interest on this Debenture is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" means the principal of, premium, if any, and unpaid interest on (a) indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than this Debenture, whether outstanding on the date of original issuance of this Debenture or hereafter created, incurred, assumed, or guaranteed, (i) for money owing to banks, (ii) for money borrowed from other than banks or (iii) arising under a lease of property,

                     ANDREA ELECTRONICS CORPORATION
                     ------------------------------

             15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

equipment or other assets, which indebtedness, pursuant to generally accepted accounting principles then in effect, is classified upon the balance sheet of the Company as a liability of the Company, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to this Debenture, and (b) renewals, extensions, modifications and refundings of any such indebtedness.

     (ii) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the Holder of this Debenture is entitled to receive any payment of principal or interest on this Debenture; and in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder of this Debenture before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or to the trustee under any indenture or agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Holder of this Debenture shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the Company applicable to Senior Indebtedness until the principal of and interest on this Debenture shall be paid in full and no such payments or distributions to the Holder of this Debenture of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Debenture, be deemed to be a payment by the Company to or on account of this Debenture. It is understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of the Holder of this Debenture and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Debenture is intended to, or shall, impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Debenture, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Debenture principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder of this Debenture and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything in this Debenture prevent the Holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     If the Holder of this Debenture does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of the Holder.

     The Holder of this Debenture by its acceptance hereof agrees to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 5.

     6.     REGISTERED HOLDER.  The Company may for all purposes
            -----------------
treat the registered holders on its books and records of this Debenture as the Holder.

                      ANDREA ELECTRONICS CORPORATION
                      ------------------------------

            15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997


7.   DENOMINATIONS.  Debentures (and any Debenture issued in exchange,
     -------------
upon transfer or upon conversion) may be issued in a minimum principal amount of $100,000 (or such lesser amount upon a conversion in part of a Debenture provided such lesser amount represents such Holder's entire holding of Debentures).

8.   EVENTS OF DEFAULT.
     -----------------

          (a)  An "Event of Default" under this Debenture occurs if:

          (1) the Company defaults in effecting a conversion of this Debenture in accordance with the provisions hereof and such default continues for a period of 10 days;

          (2) the Company defaults in the payment of the principal of or interest on this Debenture when the same becomes due and payable;

          (3) the Company fails to comply with any of its agreements in this Debenture or the provisions of the Securities Purchase Agreement (the "Securities Purchase Agreement") or the Registration Rights Agreement, each dated as of the date of the original issuance of this Debenture between the Company and the original Holder of this Debenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 30 days after the notice specified below;

          (4) indebtedness of the Company or any subsidiary is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $1,000,000 and such default continues for 10 days after the notice specified below;

          (5) the Company or any subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy Law"):

               (A)  commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any subsidiary in an involuntary case or proceeding;

                      ANDREA ELECTRONICS CORPORATION
                      ------------------------------

            15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997


               (B) appoints a Custodian of the Company or any subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any subsidiary;

or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (7) any final judgment or decree for the payment of money in excess of $1,000,000 (to the extent not covered by insurance) is rendered against the Company or any subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     A default under clause (3), (4) or (7) above is not an Event of Default until the Holder of this Debenture notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Holder of this Debenture, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause (3), (4) or (7) above, its status and what action the Company is taking or proposes to take with respect thereto.

     (b) If an Event of Default (other than an Event of Default specified in clauses (5) or (6) above) occurs and is continuing, the Holder of this Debenture may declare the principal of and accrued interest on this Debenture to be immediately due and payable and upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) above occurs, the principal of and interest on this Debenture shall ipso facto become and be
                     ---- -----
immediately due and payable without any declaration or other act on the part of the Holder of this Debenture.

9.   NO AMENDMENT.  No provision of this Debenture may be amended, altered
     ------------
or modified without the written agreement of the Holder and the Company.

10.  NO VOTING RIGHTS.  This Debenture shall not entitle the Holder hereof
     ----------------
to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend any meetings of stockholders or any other proceedings of the Company.

11.  LOST OR DESTROYED DEBENTURE.  If this Debenture shall be mutilated,
     ---------------------------
lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                      ANDREA ELECTRONICS CORPORATION
                      ------------------------------

            15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997


12.  SALES IN COMPLIANCE WITH APPLICABLE LAW.  The Holder of this
     ---------------------------------------
Debenture, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), including Regulation S promulgated under the Securities Act, or any applicable state blue sky laws relating to the sale of securities and the Holder agrees to provide the Company with such documentation as the Company shall deem necessary in accordance with this Debenture and the Securities Purchase Agreement to demonstrate that such offer, sale or disposition complies with applicable securities laws.

13.  GOVERNING LAW.  This Debenture shall be governed by, enforced under
     -------------
and construed in accordance with the laws of the State of New
York, without giving effect to the principles of conflicts of laws thereof.

14.  BUSINESS DAY DEFINITION.  For purposes hereof, the term "business
     -----------------------
day" shall mean any day on which banks are generally open for business in the City of New York.

15.  NOTICE.  Any notice or other communication required or permitted to
     ------
be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at 11-40 45th Road, Long Island City, New York 11101; facsimile no.: 718-784-8457, Attention:
Executive Vice President, Chief Financial Officer and (ii) the Holder of this Debenture, to such Holder at its last address as shown on the Debenture register (or to such other address as any such party shall have furnished to the Company in writing). Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.

16.  WAIVER.
     ------

          (a) The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

          (b) Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

17.  UNENFORCEABLE PROVISIONS.  If any provision of this Debenture is
     ------------------------
invalid, illegal or unenforceable, the remaining provisions of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                                                                      EXHIBIT A

            ANDREA ELECTRONICS CORPORATION - NOTICE OF CONVERSION
           -----------------------------------------------------

               15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

            (To be executed by the Holder in order to convert the
                        Debenture or portion thereof)


The undersigned hereby irrevocably elects to convert (the entire principal amount) ($ ___________ principal amount) of Debenture No. ____ into shares of Common Stock, $.50 par value (the "Common Stock"), of Andrea Electronics Corporation (the "Company") as of the Date of Conversion (which shall be the date of receipt by facsimile by the Company of this Notice of Conversion).
If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made in compliance with, pursuant to an exemption from registration under the Securities Act. The undersigned also represents and warrants that the number of shares of Common Stock to be received upon conversion, together with the shares of Common Stock beneficially owned by the undersigned (and its affiliates) on the Date of Conversion, do not exceed 4.9% of the outstanding shares of Common Stock of the Company (as set forth in the Company's most recent filing with the Securities and Exchange Commission unless the Company shall notify the Holder that a lesser number of shares is outstanding).

If the stock certificate is to be made out in another person's name, fill in the form below:


- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------
       (Print or type other person's name, address and zip code)


- --------------------------------------------------------------------------

(Insert assignee's U.S. social security or tax identification number, if any)

                      ANDREA ELECTRONICS CORPORATION
                      ------------------------------

            15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997



Conversion calculations:			______________________________
                                                       Date of Conversion


                                                 -----------------------------
                                                  Applicable Conversion Price

_________________________________                _____________________________
Total number of shares                           Accrued Interest
(assuming interest payable
in shares)                                       Name of Holder

                                                 By: ________________________
						     Name:
                                                     Title:

                       ANDREA ELECTRONICS CORPORATION
                       ------------------------------

               15% CONVERTIBLE SUBORDINATED DEBENTURE DUE 1997

                               ASSIGNMENT FORM:


To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to


- --------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------
 (Insert assignee's social security or tax identification number, if any)

and irrevocably appoint _________________________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date: ____________________		__________________________________
                                        (Sign exactly as your name
                                         appears on the face of this
                                         Debenture)

                                                                 EXHIBIT B

                           CERTIFICATE OF TRANSFER

     In connection with the transfer of certain 15% Convertible Subordinated Debentures Due 1997 (the "Debentures") of Andrea Electronics Corporation (the "Company") or the shares of Common Stock of the Company issued or issuable upon conversion of such Debentures (the "Shares"), in respect of which transfer this Certificate is being delivered to the Company, and which transfer is proposed to occur prior to the date that is three years after the later of December 22, 1995 and the last date on which such Debentures (or any predecessor securities) or such Shares, as the case may be, were owned by the Company or any affiliate of the Company, the undersigned confirms that such Debentures or Shares, as the case may be, are being transferred:

                             CHECK ONE BOX BELOW

/ / (a) pursuant to offers and sales to non-U.S. persons that occur outside of the United States within the meaning of Regulation S under the Securities Act of 1933, as amended;

/ / (b) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter is attached hereto);

/ /  (c)  to the Company.






Dated:
        --------------------                      ------------------------
                                                          Signature



                                                   ------------------------
                                                           Signature

       FORM OF TRANSFEREE LETTER FOR INSTITUTIONAL ACCREDITED INVESTORS


Andrea Electronics Corporation
11-40 45th Road
Long Island City, NY 11101

Ladies and Gentlemen:

     The undersigned is delivering this letter in connection with the proposed transfer of one or more of the 15% Convertible Subordinated Debentures due 1997 (the "Debentures") of Andrea Electronics Corporation (the "Company") or the shares of Common Stock, par value $.50 per share (the "Shares"), of the Company into which such Debentures are convertible. For purposes of this letter, the term "Securities" shall mean the Debentures or the Shares, as the case may be, that are the subject of such proposed transfer.

     The undersigned hereby confirms that:

       (i) the undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), an "Institutional Accredited Investor");

      (ii) (A) any purchase of the Securities by the undersigned will be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sole investment discretion;

     (iii) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of purchasing the Securities; and

      (iv) the undersigned is not acquiring the Securities with a view to the distribution thereof or with any present intention of offering or reselling the Securities, except as permitted below; provided that the disposition of the undersigned's property and property of any accounts for which the undersigned is acting as fiduciary shall remain at all times within its control.

     The undersigned understands that the proposed transfer of the Securities does not involve any public offering within the United States within the meaning of the Securities Act and that such proposed transfer of the Securities has not been registered under the Securities Act or any applicable state securities laws, and the undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that such Securities may be resold or otherwise transferred only (a) to the Company or any subsidiary thereof, (b) inside the United States to an Institutional Accredited Investor that, prior to such transfer furnishes to the Company a signed letter containing the same representations and agreements relating to the restrictions on transfer of such Securities set forth herein, (c) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (e) pursuant to a registration statement which has been declared effective under the Securities Act. The undersigned agrees that any such transfer of Securities referred to in this paragraph shall be in accordance with applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. The undersigned further agrees to provide any person purchasing any of the Securities from the undersigned a notice advising such purchaser that resales of such Securities are restricted as stated herein. The undersigned understands that the registrar and transfer agent for the Securities (which in the case of the Debentures shall be the Company) will not be required to accept for registration or transfer any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. The undersigned further understands that any Securities will be in the form of

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definitive physical certificates and that such certificates will bear a legend or legends (unless the sale of the Securities has been registered under the Securities Act) reflecting the substance of this paragraph.

     The undersigned acknowledges that the Company, others and you will rely upon the undersigned's confirmations, acknowledgments and agreements set forth herein, and the undersigned agrees to notify you promptly in writing if any of its representations or warranties herein ceases to be accurate and complete.

				___________________________________
                                       (NAME OF PURCHASER)

                                By: _______________________________

				Name: _____________________________

                                Title: ____________________________

                                Address: __________________________

                                ___________________________________



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                                                                 Exhibit C

                           Seller Representation Letter
             (for resales into the U.S. pursuant to Section 5.02(c)
                      of the Securities Purchase Agreement)

Andrea Electronics Corporation
11-40 45th Road
Long Island City, New York  11101
Attention:  Chief Financial Officer

     Re: 15% Convertible Subordinated Debentures Due 1997 (the "Debentures") of Andrea Electronics Corporation (the "Company"); Shares of Common Stock, par value $.50 per share, of the Company into which the Debentures are Convertible (the "Shares"; and together with the Debentures, the "Securities")

Ladies and Gentlemen:

     In order to effect the transfer of certain Securities by the undersigned (the "Transferor") without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and to have the legend removed from the Securities, the Transferor represents, warrants and acknowledges to the Company that:

1. the Transferor has not been engaged as a distributor or dealer by the Company or anyone else, and is not receiving a selling commission fee or other remuneration, with respect to the Securities Purchase Agreement pursuant to which the Debentures were originally issued and sold (the "Securities Purchase Agreement") or otherwise in connection with any purchase and/or sale of the Securities;

2. neither the Transferor nor any person acting for the Transferor has conducted any general solicitation relating to the offer and sale of the Securities in the United States;

3. the Transferor understands that the transfer of the Securities to the Purchaser on the books of the Company is to be made in reliance on the specific exemptions from the registration requirements of the United States federal securities laws and any applicable state securities laws ("State Acts") specified in the attachment hereto and that the Company is relying upon the truth and accuracy of, and the Transferor's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Transferor to sell, transfer or otherwise dispose of the Securities;

4. the Transferor is not transferring the Securities to settle any put option, short position or other similar instrument or position with respect to the Shares of securities of the same class as the Shares;

5. assuming that the Debentures were originally issued in compliance with Regulation S under the Securities Act, upon consultation with counsel, the Transferor believes that the sale, transfer or other disposition of the Securities in respect of which this letter is being provided is not in violation of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, any applicable State Acts or the rules and regulations of the U.S. Securities Exchange Commission and any state securities commissions promulgated under any of the foregoing; and

6. the representations and warranties made by the Transferor to the Company at the time that the Transferor acquired the Securities remain true and correct.

                                   Transferor:


                                   __________________________________

Dated:  _________________          By:_______________________________
                                   Name: ____________________________
                                   Title: ___________________________


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